UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 14, 2026 (September 14, 2026)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of September 14, 2026, Mr. Steven Hershkowitz will be reinstated as the Executive Vice President and Chief Revenue Officer of Rimini Street, Inc. (the “Company”) and will resume his same job titles, duties and responsibilities as were in effect immediately prior to his previously reported resignation on September 8, 2026, per the mutual agreement of Mr. Hershkowitz, Mr. Seth Ravin, the Company’s President, Chief Executive Officer and Chairman of the Board, and the Company’s Board of Directors (the “Board”).

The Compensation Committee of the Board has approved reinstating Mr. Hershkowitz’s previous annual base salary ($480,000) and previous annual incentive compensation opportunity under the Company’s Cash Bonus Plan ($320,000.16), based on 100% attainment of all objectives, in each case as in effect as of September 8, 2026. Mr. Hershkowitz’s base salary will be prorated for the remainder of the 2026 calendar year.

Also effective as of September 14, 2026, Chief Revenue Officer responsibilities and direct reports that were previously reported to have been transferred to Mr. Keith Costello, the Company’s Executive Vice President and Chief Operating Officer, have been reassigned to Mr. Hershkowitz, with no impact on Mr. Costello’s employment arrangement with the Company.

Mr. Hershkowitz originally joined the Company as its Executive Vice President and Chief Revenue Officer in April 2024. Prior to joining the Company, from February 2022 to April 2024, Mr. Hershkowitz was the Chief Revenue Officer at Virtana Corporation, where he ran global sales, transforming the company from a hardware-based perpetual license business to a robust software, subscription and SaaS model. Previously, from April 2010 to February 2022, Mr. Hershkowitz served in multiple roles at Hewlett Packard Enterprise (“HPE”), most recently as Vice President and General Manager, running the High Performance Compute and AI organization. Prior to this role, he was Vice President and General Manager of HPE’s North America Large Enterprise. Mr. Hershkowitz is a distinguished veteran of the United States Air Force where he served honorably. Mr. Hershkowitz studied Business Administration and Management at the University of Maryland.

Mr. Hershkowitz was not reappointed as an executive officer of the Company pursuant to any arrangement or understanding with any other person. Mr. Hershkowitz does not have any family relationships with any executive officer or director of the Company, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: September 14, 2026	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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